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MEMORANDUM OF UNDERSTANDING

    I hereby confirm my intent to continue as Chairman of the Board and Chief Executive Officer of Tenet Healthcare Corporation ("Tenet") for a period of not less than three years. I understand that on May 29, 2001, Tenet granted me options under Tenet's 1991 Stock Incentive Plan to purchase 1,000,000 shares of Tenet common stock and on June 1, 2001, Tenet granted me options under Tenet's 1995 Stock Incentive Plan to purchase an additional 1,000,000 shares of Tenet common stock. I further understand that these options will be exercisable at an exercise price equal to the closing price of Tenet's common stock on the respective grant dates, will expire not later than ten years from the respective grant dates and will vest ratably on each of the first three anniversaries of the respective grant dates. I understand that Tenet does not contemplate granting any additional stock options to me through the end of fiscal year 2004.

/s/ JEFFREY C. BARBAKOW	Date: June 1, 2001
JEFFREY C. BARBAKOW

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MEMORANDUM OF UNDERSTANDING